[Share Certificate]

                             A Delaware Corporation

 Number                                                                   Shares

  XXX                                                                        XXX

                                UCS FINANCIAL INC

100,000,000 total authorized shares of COMMOM STOCK

The transfer of this security is restricted.

This Certifies that________________________ is the registered holder of ______________Shares Of the Common Stock of UCS FINANCIAL INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of 2004

Daniela Ovelle Lupetti                                Daniela Ovelle Lupetti
-----------------------                               --------------------------
Chief Financial Officer                               President